UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2022
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Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-3962	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
475 Quaker Meeting House Road Honeoye Falls, NY		14472
(Address of principal executive offices)		(Zip Code)
(585)-484-9337
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001 per share	HYZN	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2022, Hyzon Motors Inc. (the “Company”) and Mr. George Gu, Chairman of the Board of Directors of the Company (the “Board”), executed a Letter Agreement (the “Letter Agreement”) covering the terms of Mr. Gu's previously announced transition from his role as the Executive Chairman of the Company to the role of non-Executive Chairman of the Board effective August 17, 2022. Under the Letter Agreement, the Company has agreed to provide Mr. Gu with the following separation payments and benefits as provided under his employment agreement: (i) a lump sum of $475,000, less applicable withholdings, within 30 days of the effectiveness of a general release and waiver of claims; (ii) plus continued medical benefits (as defined in the employment agreement) for up to 12 months. The Letter Agreement contains a general release and waiver of claims, subject to customary exceptions.

On November 10, 2022, the Company and Mr. Gu entered into a Board of Directors and Strategic Advisors Agreement (the “Agreement”) covering Mr. Gu's services as non-Executive Chairman of the Board. Under the Agreement, Mr. Gu may, at the request of the Company, perform various technical advisory services. Mr. Gu’s compensation as non-Executive Chairman of the Board will be $110,000 annually and he will be eligible to receive annual stock options and restricted stock units valued at $195,000 in the aggregate. Mr. Gu’s compensation for serving as a technical advisor will be $500.00 per hour, with a minimum annual compensation of $200,000.00 for the first year of the Agreement and no minimum annual compensation in subsequent years. Mr. Gu’s services as technical advisor to the Company are terminable by the Company or Mr. Gu at any time for any reason. The Agreement remains in effect for as long as Mr. Gu is elected and serving as Chairman of the Board.

The foregoing descriptions of the Letter Agreement and the Agreement do not purport to be complete and are qualified in their entirety by reference to the Letter Agreement and the Agreement, which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated November 10, 2022, between Hyzon Motors Inc. and George Gu
10.2	Board of Directors and Strategic Advisory Agreement, effective November 10, 2022, between Hyzon Motors Inc. and George Gu
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: November 16, 2022	By:	/s/ Samuel Chong
	Name:	Samuel Chong
	Title:	Chief Financial Officer